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                                                                  EXHIBIT (10)h.


                           SIXTH AMENDMENT TO MODIFIED
                           AND RESTATED LOAN AGREEMENT

         THIS SIXTH AMENDMENT TO MODIFIED AND RESTATED LOAN AGREEMENT (the "Sixth Amendment") dated as of October 4, 2000, is to that Modified and Restated Loan Agreement dated as of September 24, 1997, as amended January 30, 1998, March 31, 1998, August 1, 1998, December 11, 1998 and November 5, 1999 (hereinafter, such Loan Agreement as amended hereby, and as further amended or modified from time to time, the "Loan Agreement"; all terms used but not otherwise defined herein shall have the meanings provided in the Loan Agreement), by and among GENESCO INC. (the "Borrower"), the banks and financial institutions on the signature pages hereto (the "Banks"), BANK ONE, NA (formerly known as The First National Bank of Chicago), as Co-Agent for the Banks (the "Co-Agent"), and BANK OF AMERICA, N.A. (formerly known as NationsBank, N.A.), as Agent for the Banks (in such capacity, the "Agent").

                              W I T N E S S E T H:

         WHEREAS, the Borrower has requested certain modifications to the Loan Agreement; and

         WHEREAS, the Banks have agreed to the requested modifications on the terms and conditions herein set forth;

         NOW, THEREFORE, IN CONSIDERATION of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         A. The Loan Agreement is amended and modified in the following respects:

                  (1) Section 7.5.4 shall be amended in its entirety so that such Section now reads as follows:

                           7.5.4 Capital Expenditures. The Borrower will not,
                  and will not permit any of its Subsidiaries to, purchase or otherwise acquire, or commit to purchase or otherwise acquire, any fixed or capital asset or otherwise make or incur obligations for Capital Expenditures by the expenditure of cash or the incurrence of Indebtedness, the cost of which (or, in the case of any acquisition not in the nature of an ordinary purchase, the book value of the consideration given for which), when aggregated with the costs of all other such assets purchased or otherwise acquired by the Borrower and its Subsidiaries taken as a whole during such Fiscal Year, would exceed $36,000,000 during any Fiscal Year (commencing with the Fiscal Year ending January 31, 2001); provided, that, if during any Fiscal Year Capital Expenditures are less than $36,000,000, the lesser of (i) the difference between $36,000,000 and the actual Capital Expenditures for such Fiscal


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                  Year, or (ii) $3,000,000 (such lesser amount being referred to as the "Excess Capital Expenditures Allowance") shall be carried forward so as to increase the maximum Capital Expenditures which may be made in accordance with this Subsection 7.5.4 for the immediately succeeding Fiscal Year, but not for any other subsequent Fiscal Year, except to the extent permitted by the next succeeding sentence. Capital Expenditures made in any such succeeding Fiscal Year shall be applied first to the Excess Capital Expenditures Allowance carried forward until such Allowance is exhausted and shall then be applied to the maximum Capital Expenditures specified above for such Fiscal Year in determining whether an Excess Capital Expenditure Allowance is available to be carried forward to the next succeeding Fiscal Year in the manner described in this Subsection 7.5.4.

                  (2) Section 7.6 shall be amended in its entirety so that such Section now reads as follows:

                           7.6 Restrictions on Fundamental Changes. The Borrower
                  will not, and will not permit any of its Subsidiaries to (i) enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or (ii) convey, sell, lease, transfer or otherwise dispose of subsequent to the Closing Date, in one or more transactions, all or any portion of its business, properties or assets (real and personal, tangible and intangible) or any stock or other Securities of any of its Subsidiaries, whether now owned or hereafter acquired, constituting in the aggregate for all of such transactions consummated on or after the end of the second fiscal quarter of Fiscal Year 2001 more than 10% of Consolidated Tangible Assets as of the end of the second fiscal quarter of Fiscal Year 2001; provided, that, so long as no Event of Default or Potential Default has occurred and is continuing or would occur as a result thereof, (x) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower or any direct wholly-owned Subsidiary of the Borrower, or be liquidated, wound up or dissolved, or all or substantially all of its business, properties or assets (real and personal, tangible and intangible) may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Borrower or any direct wholly-owned Subsidiary of the Borrower; and (y) the Borrower or any of its Subsidiaries may acquire any Person by merger or consolidation, provided that the Borrower or such Subsidiary is the corporation surviving such merger or consolidation, in any transaction that would not cause an Event of Default or Potential Default under this Loan Agreement.

         B.       The Borrower hereby represents and warrants that:



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                  (i) any and all representations and warranties made by the
         Borrower and contained in the Loan Agreement (other than those which expressly relate to a prior period) are true and correct in all material respects as of the date of this Sixth Amendment; and

                  (ii) No Default or Potential Default currently exists and is continuing under the Loan Agreement simultaneously with the execution of this Sixth Amendment.

         C. The Borrower will execute such additional documents as are reasonably requested by the Agent to reflect the terms and conditions of this Sixth Amendment.

         D. Except as modified hereby and except for necessary modifications to exhibits to bring such exhibits in conformity with the terms of this Sixth Amendment, all of the terms and provisions of the Loan Agreement (and Exhibits) remain in full force and effect.

         E. The Borrower agrees to pay all reasonable costs and expenses in connection with the preparation, execution and delivery of this Sixth Amendment, including without limitation the reasonable fees and expenses of the Agent's legal counsel.

         F. This Sixth Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Sixth Amendment to produce or account for more than one such counterpart.

         G. This Sixth Amendment and the Loan Agreement, as amended hereby, shall be deemed to be contracts made under, and for all purposes shall be construed in accordance with the laws of the State of Tennessee.





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         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Sixth Amendment to be duly executed under seal and delivered as of the date and year first above written.

BORROWER:

                                    GENESCO INC.,
                                    a Tennessee corporation



                                    By /s/ James S. Gulmi
                                       -----------------------------------------

                                    Title Senior Vice President - Finance
                                          --------------------------------------

BANKS:

                                    BANK OF AMERICA, N.A.,
                                    individually in its capacity as a
                                    Bank and in its capacity as Agent



                                    By /s/ Timothy H. Spanos
                                       -----------------------------------------

                                    Title Managing Director
                                          --------------------------------------

                                    BANK ONE, NA (Main Office - Chicago,
                                    formerly known as The First National Bank of Chicago), individually in its capacity as a Bank and in its capacity as a Co-Agent



                                    By /s/ Catherine A. Muszynski
                                       -----------------------------------------

                                    Title Vice President
                                          --------------------------------------






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